Barnes Group Inc.
Corporate Office
Bristol, CT 06010
Tel: (860) 583-7070

Brian D. Koppy
Investor Relations
(860) 973-2126

Stephen J. McKelvey
Corporate Communications
(860) 973-2132

BARNES GROUP INC. ANNOUNCES
SECOND QUARTER 2006 FINANCIAL RESULTS

•	Net sales rise 10 percent to a record $309 million
•	Operating income increases 31 percent to $28.7 million
•	Net income up 28 percent from adjusted second quarter 2005 results, with comparable diluted EPS up 17 percent
•	Full-year net income guidance maintained at $1.28 - $1.33 per diluted share

Bristol, Connecticut, July 20, 2006---Barnes Group Inc. (NYSE: B) today announced financial results for the quarter ended June 30, 2006. Net sales for the second quarter were $308.9 million, up 10 percent from $280.5 million in the second quarter of 2005. Operating income increased 31 percent to $28.7 million in the second quarter 2006, from $22.0 million in the second quarter in the prior year.

Net income for the second quarter 2006 was $18.0 million, or $0.34 per diluted share, compared to $17.6 million, or $0.36 per diluted shared in the second quarter of 2005. Adjusted second quarter 2005 net income was $14.1 million, or $0.29 per diluted share. The adjusted second quarter 2005 results excluded an after-tax gain of approximately $4.0 million, or $0.08 per diluted share, on the sale of a joint venture interest and included approximately $0.01 per diluted share for the Singapore tax benefit reclassification realized in the third quarter of 2005.

References in this release to adjusted net income and adjusted net income per diluted share are non-GAAP financial measures and are detailed on the non-GAAP financial reconciliations at the end of the press release.

“Barnes Group’s second quarter results include double-digit top line growth, with record sales in excess of $300 million, and strong results in operating income and net income,” said Edmund M. Carpenter, President and Chief Executive Officer, Barnes Group Inc. “These results highlight the fundamental operating strength of our combined businesses and our demonstrated ability to achieve our objective of balanced, sustainable, profitable growth.

“Based on the strong results of the first two quarters and current market conditions, we are maintaining our full-year 2006 estimate of diluted earnings per share at $1.28 - $1.33,” Carpenter continued.

Barnes Group Inc. / 2

William C. Denninger, Barnes Group Inc.’s Senior Vice President, Finance and Chief Financial Officer, commented, “Barnes Group had another solid quarter even though results were adversely affected by approximately $0.01 per diluted share from the impact of the Heinz Hänggi acquisition, including the effects of purchase accounting and additional shares issued. Earnings per share were also impacted by approximately $0.01 due to an increase in average diluted shares related to employee stock plans.

“A key accomplishment in the quarter was the new credit facility which increased our borrowing capacity, providing additional flexibility to execute our strategic growth initiatives,” continued Denninger.

Sales at Barnes Distribution were $125.5 million in the second quarter of 2006, up 11 percent from $113.3 million in the same quarter last year. Driving sales growth were increases in Barnes Distribution North America, up 6 percent, as a result of increases in Corporate Accounts, up 11 percent, and Tier II, up 33 percent, along with increased selling prices. In addition, Barnes Distribution Europe and Barnes Distribution Raymond, up 39 percent and 32 percent, respectively, were bolstered by the Toolcom and SPD acquisitions which added $6.3 million in sales in the second quarter.

Operating profit at Barnes Distribution in the second quarter 2006 increased 51 percent to $8.9 million, up from $5.9 million in the second quarter of 2005. Driving the strong improvement in operating profits were higher sales volume and improved gross margins as a result of higher selling prices, operational improvements and cost savings.

“Barnes Distribution continues its strategic focus on sustainable sales growth and improvements to operations,” said Idelle K. Wolf, President, Barnes Distribution. “We are committed to optimizing operational efficiencies throughout the organization for enhanced profitability.”

Barnes Distribution recently announced its agreement to acquire KENT. This acquisition will enlarge Barnes Distribution’s footprint in Europe and will complement the Toolcom acquisition made last year.

Sales at Associated Spring were $112.1 million in the second quarter of 2006, up slightly from $111.5 million in the year-ago period. Included in this sales increase was $4.6 million from the acquisition of Heinz Hänggi AG of Switzerland and a $1.4 million favorable impact from foreign exchange. Sales by the traditional spring business were up approximately 3 percent on increased demand in the heavy- duty truck and telecommunications markets, while sales in specialty operations decreased 2 percent.

Operating profit at Associated Spring was $9.2 million for the second quarter 2006, down from $9.9 million in the second quarter of 2005. Operating profit for the quarter was negatively impacted primarily by lower sales volume in specialty operations, offset in part by lower compensation costs.

“The improvement in the traditional spring business is being driven by focused efforts in the pricing of products, raw material costs and labor issues, and we remain committed to furthering operational improvements,” said Gregory F. Milzcik, Executive Vice President and Chief Operating Officer, Barnes Group Inc. “Growth within specialty operations is expected in the second half based upon an in-depth review of end markets and customers.”

Effective July 1, 2006, Jerry W. Burris was appointed President, Associated Spring. Mr. Burris succeeds Gregory F. Milzcik, who was named Executive Vice President and Chief Operating Officer of the Company in February.

Barnes Group Inc. / 3

“We are excited to have Jerry Burris lead Associated Spring. Jerry comes to Barnes Group with more than 20 years of experience in positions with increasing responsibility in sales, marketing, and product management. His strong background and leadership abilities will enable him to continue to address the operational priorities of Associated Spring and drive profitable growth,” added Milzcik.

Sales at Barnes Aerospace were a record $73.9 million for the quarter ended June 30, 2006, up 27 percent from $58.3 million in the same period a year ago, as OEM sales were up 17 percent and aftermarket sales grew 58 percent.

Barnes Aerospace generated record orders of $124.6 million in the second quarter, up 66 percent from $74.8 million in the year-ago period. Commercial orders were $85.7 million, military orders were $15.2 million and industrial gas turbine orders were $0.6 million in the quarter end June 30, 2006. Order backlog was $325.8 million, up 33 percent from a year ago, and up 19 percent from March 31, 2006.

Barnes Aerospace’s operating profit was $10.6 million in the second quarter 2006, up 68 percent from $6.3 million in the second quarter 2005. Positively impacting operating profit were the higher sales volume and an increased percentage in higher margin aftermarket activity.

“Barnes Aerospace continues to realize strong growth in its OEM and aftermarket businesses with record sales and operating profit for the quarter,” said Patrick J. Dempsey, President, Barnes Aerospace. “We are focused on pursuing our balanced portfolio strategy with strategic programs for continued profitable growth.”

Barnes Aerospace recently announced two new alliances which will strengthen and diversify the business. Barnes Aerospace entered into an agreement with Goodrich to manufacture nozzle components for both engine applications that power the Boeing 787 - the General Electric GEnx and the Rolls Royce Trent 1000. Two additional engine platforms, the Rolls Royce Trent 700 and the International Aero Engines V2500, are also included in this agreement. Barnes Aerospace also expanded it presence in the aftermarket by entering into its ninth aftermarket RSP (Revenue Sharing Program) with General Electric Company.

For the first six months of 2006, Barnes Group’s net sales were $608.8, up 10 percent from $554.3 million in the first half of 2005. Net income increased 26 percent to $36.5 million, or $0.70 per diluted share, for the six months ended June 30, 2006, from $29.1 million, or $0.60 per diluted share in the comparable period in 2005. Net income for the six months ended June 30, 2006 increased 40 percent to $36.5 million, or $0.70 per diluted share, from an adjusted $26.1 million or $0.54 for the six months ended June 30, 2005.

Barnes Group will conduct a conference call with investors to discuss second quarter results at 2:00 p.m. ET today. A webcast of the live call, supporting materials and an archived replay will be available on the Barnes Group investor relations link at www.barnesgroupinc.com.

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2005 sales of $1.1 billion: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating, and production supplies; Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas products and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components and

Barnes Group Inc. / 4

assemblies; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components of aircraft engines, airframes, and land-based industrial gas turbines. Over 6,000 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.’s success. The Company has paid cash dividends to stockholders on a continuous basis since 1934.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

# # #

Barnes Group Inc. / 5
BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
Unaudited
	Three months ended June 30,			Six months ended June 30,

	2006	2005	% Change	2006	2005	% Change
		As Restated (1)			As Restated (1)

Net sales	$308,927	$280,520	10	$608,778	$554,250	10

Cost of sales	198,370	178,754	11	389,003	354,502	10
Selling and administrative expenses	81,839	79,811	3	162,950	158,770	3
	280,209	258,565	8	551,953	513,272	8

Operating income	28,718	21,955	31	56,825	40,978	39

Operating margin	9.3%	7.8%		9.3%	7.4%

Other income (note 2)	582	9,270	(94)	877	9,532	(91)

Interest expense	5,751	4,338	33	10,138	8,505	19
Other expenses	(190)	173	NM	385	542	(29)
Income before income taxes	23,739	26,714	(11)	47,179	41,463	14

Income taxes	5,721	9,158	(38)	10,699	12,403	(14)
Net income	$18,018	$17,556	3	$36,480	$29,060	26

Per common share: (note 3)
Net income:
Basic	$0.36	$0.37	(3)	$0.74	$0.62	19
Diluted	0.34	0.36	(6)	0.70	0.60	17
Dividends	0.125	0.100	25	0.235	0.200	18

Average common shares outstanding: (note 3)
Basic	50,401,132	46,979,402	7	49,334,094	46,790,958	5
Diluted	52,925,307	48,722,700	9	51,846,565	48,279,574	7

NM- not meaningful

Footnote:
(1) Restated to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.
(2) Other income in 2005 includes the $8,892 gain ($4,030 after tax, or $0.08 diluted EPS) on the April sale of the NASCO investment.
(3) Restated to reflect the two for one stock split in June 2006.

Barnes Group Inc. / 6
BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
Unaudited

	Three months ended June 30,			Six months ended June 30,
	2006	2005	% Change	2006	2005	% Change
		As Restated(1)			As Restated(1)

Net Sales

Barnes Distribution	$125,507	$113,329	11	$249,899	$226,947	10

Associated Spring	112,118	111,494	1	223,108	221,034	1

Barnes Aerospace	73,920	58,283	27	140,863	111,936	26

Intersegment sales	(2,618)	(2,586)	(1)	(5,092)	(5,667)	10

Total net sales	$308,927	$280,520	10	$608,778	$554,250	10

Operating profit (1)

Barnes Distribution	$8,871	$5,858	51	$17,824	$11,018	62

Associated Spring	9,213	9,941	(7)	19,843	18,560	7

Barnes Aerospace	10,622	6,315	68	19,168	11,559	66

Total operating profit	28,706	22,114	30	56,835	41,137	38

Interest income	322	290	11	562	434	30

Interest expense	(5,751)	(4,338)	33	(10,138)	(8,505)	19

Other net income (expense) (2)	462	8,648	NM	(80)	8,397	NM

Income before income taxes	$23,739	$26,714	(11)	$47,179	$41,463	14

NM- not meaningful

Footnote:
(1) Restated to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R
(2)Other income in 2005 includes the $8,892 gain on the April sale of the NASCO investment.

Barnes Group Inc. / 7
BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

		June 30,	June 30,
		2006	2005
			As Restated (1)
Assets
Current assets
Cash and cash equivalents		$37,576	$32,258
Accounts receivable		183,368	163,127
Inventories		174,466	149,233
Deferred income taxes		21,671	23,383
Prepaid expenses		15,482	14,841

Total current assets		432,563	382,842

Deferred income taxes		21,730	19,846
Property, plant and equipment, net		244,307	157,352
Goodwill		291,631	223,051
Other intangible assets, net		217,519	141,651
Other assets		50,307	44,075

Total assets		$1,258,057	$968,817

Liabilities and Stockholders' Equity
Current liabilities
Notes payable	$	---	$2,000
Accounts payable		144,411	138,174
Accrued liabilities		87,472	77,083
Long-term debt-current		21,060	9,214

Total current liabilities		252,943	226,471

Long-term debt		386,446	258,742
Accrued retirement benefits		89,195	84,825
Other liabilities		39,562	17,139

Stockholders' equity		489,911	381,640

Total liabilities and stockholders' equity		$1,258,057	$968,817

Footnote:
(1)  Periods prior to 1/1/06 restated to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.

Barnes Group Inc. / 8
BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results with certain adjustments to the Company's reported results:

	Year ended December 31, 2005
	As restated	Adjustments	As adjusted
	(note 1)
Net sales
Barnes Distribution	$453,754		$453,754
Associated Spring	422,403		422,403
Barnes Aerospace	235,420		235,420
Intersegment sales	(9,403)		(9,403)

Total net sales	$1,102,174		$1,102,174

Operating profit
Barnes Distribution (note 2)	$22,566	$(1,814)	$20,752
	5.0%		4.6%
Associated Spring	28,576		28,576
	6.8%		6.8%
Barnes Aerospace	25,497		25,497
	10.8%		10.8%

Total operating profit	$76,639	$(1,814)	$74,825

Consolidated results:
Net sales	$1,102,174		$1,102,174

Cost of sales (note 2)	705,488	$1,814	707,302
Selling and administrative expenses	320,301		320,301
	1,025,789	1,814	1,027,603

Operating income	76,385	(1,814)	74,571

Operating margin	6.9%		6.8%

Other income (note 4)	10,449	(8,892)	1,557
Interest expense	17,551		17,551
Other expenses	1,132		1,132

Income before income taxes	68,151	(10,706)	57,445

Income taxes (notes 2, 3 and 4)	13,609	(4,062)	9,547

Income before cumulative effect of a change in accounting principle	54,542	(6,644)	47,898

Cumulative effect of a change in accounting principle, net of income taxes of $190 (note 5)	(391)	391	-

Net income	$54,151	$(6,253)	$47,898

Net income per common share - diluted	$1.10	$(0.12)	$0.98

Footnote:
(1) Periods prior to January 1, 2006 have been restated to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been restated to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain financial measurements, excluding certain discrete items. These discrete items include:

(2) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(3) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005.

(4) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

(5) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, net of taxes, or $0.01 per diluted share.
These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results, excluding these items, is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding these adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 9

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results with certain adjustments to the Company's reported results:

	Three months ended June 30, 2005			Six months ended June 30, 2005
	As restated	Adjustments	As adjusted	As restated	Adjustments	As adjusted
Consolidated results:	(note 1)			(note 1)
Net sales	$280,520		$$280,520	$554,250		$$554,250

Cost of sales	178,754		178,754	354,502		354,502
Selling and administrative expenses	79,811		79,811	158,770		158,770
	258,565		258,565	513,272		513,272

Operating income	21,955		21,955	40,978		40,978
Operating margin	7.8%		7.8%	7.4%		7.4%

Other income (note 2)	9,270	(8,892)	378	9,532	(8,892)	640
Interest expense	4,338		4,338	8,505		8,505
Other expenses	173		173	542		542

Income before income taxes	26,714	(8,892)	17,822	41,463	(8,892)	32,571

Income taxes (notes 2 and 3)	9,158	(5,421)	3,737	12,403	(5,942)	6,461

Net income	$17,556	$(3,471)	$14,085	$29,060	$(2,950)	$26,110

Net income per common share - diluted	$0.36	$(0.07)	$0.29	$0.60	$(0.06)	$0.54

Footnote:
(1) Periods prior to January 1, 2006 have been restated to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been restated to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain financial measurements, excluding certain discrete items. These discrete items include:

(2) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

(3) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of which $559, or $0.01 per diluted share, related to the three months ended June 30, 2005 and $1,080, or $0.02 per diluted share, related to the six months ended June 30, 2005.

These adjustments represent a discrete item and an out-of-period adjustment. Management believes that providing results, excluding these items, is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding these adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 10

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results with certain adjustments to the Company's reported results:

	Three months ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Full year 2005

Net income per common share - diluted, as restated (note 1)	$0.24	$0.36	$0.31	$0.19	$1.10

Cumulative effect of change in accounting principle (note 2)	-	-	-	0.01	0.01
Accounts payable adjustment (note 3)	-	-	(0.02)	-	(0.02)
Singapore tax benefit - prior year (note 4)	-	-	(0.03)	-	(0.03)
Singapore tax benefit - reclassification (note 4)	0.01	0.01	(0.02)	-	-
Gain on sale of NASCO (note 5)	-	(0.08)		-	(0.08)

Net income per common share - diluted, excluding cumulative effect of change in accounting principle and adjustments	$0.25	$0.29	$0.24	$0.20	$0.98

Footnote:
(1) Periods prior to January 1, 2006 have been restated to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been restated to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain per share financial measurements, excluding the cumulative effect of a change in accounting principle, a positive adjustment related to accounts payable, certain retroactive tax benefits and the gain on the sale of NASCO as follows:

(2) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, or $0.01 per diluted share, net of taxes.

(3) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(4) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of $2,553 of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005 and $1,080, or $0.02 per diluted share, related to the first half of 2005 ($0.01 in each of the first and second quarters of 2005).

(5) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

These adjustments represent out-of-period or discrete items and management believes that providing results excluding these items is useful to investors. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.